EXHIBIT 24.1

SPECTRA ENERGY CORP

Power of Attorney

FORM S-3

Registration Statement

Under

The Securities Act of 1933

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Corp, a Delaware corporation, and certain of its directors and officers do hereby constitute and appoint J. Patrick Reddy, Reginald D. Hedgebeth and Patricia M. Rice, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 30th day of April, 2013.

SPECTRA ENERGY CORP

By	/s/ GREGORY L. EBEL
President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ PATRICIA M. RICE
Secretary

/s/ GREGORY L. EBEL Gregory L. Ebel	President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ J. PATRICK REDDY J. Patrick Reddy	Chief Financial Officer (Principal Financial Officer)

/s/ ALLEN C. CAPPS Allen C. Capps	Vice President and Controller (Principal Accounting Officer)

Austin A. Adams	(Director)

/s/ JOSEPH ALVARADO Joseph Alvarado	(Director)

/s/ PAMELA L. CARTER Pamela L. Carter	(Director)

Exhibit 24.1-1

/s/ F. ANTHONY COMPER F. Anthony Comper	(Director)

/s/ WILLIAM T. ESREY William T. Esrey	(Director)

/s/ PETER B. HAMILTON Peter B. Hamilton	(Director)

/s/ DENNIS R. HENDRIX Dennis R. Hendrix	(Director)

/s/ MICHAEL MCSHANE Michael McShane	(Director)

/s/ JOSEPH H. NETHERLAND Joseph H. Netherland	(Director)

/s/ MICHAEL E. J. PHELPS Michael E. J. Phelps	(Director)

Exhibit 24.1-2